Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated July 30, 2025 with respect to the financial statements of International Battery Metals Ltd. for the year ended March 31, 2025 included in the Form S-1, as amended (File No. 333-286616).

/s/ CBIZ CPAs P.C.

Houston, TX

February 2, 2026